Business Wire

October 26, 2005 05:07 PM US Eastern Timezone

Interchange Financial Services Corporation Reports 3rd Quarter
Diluted Earnings Per Share of $0.24

SADDLE BROOK, N.J.--(BUSINESS WIRE)--Oct. 26, 2005--Interchange Financial Services Corporation (Nasdaq:IFCJ):

3rd Quarter Highlights:

-- Commercial loans grew $122 million for the nine months at an annualized rate of 26%

-- Franklin Bank shareholders approve our acquisition, transaction closed October 13, 2005

Interchange Financial Services Corporation (the "Company") (Nasdaq:IFCJ), holding company of Interchange Bank (the "Bank"), today reported diluted earnings per share ("EPS") of $0.24, on net income of $4.7 million for the quarters ending September 30, 2005 and 2004. For the nine months ended
September 30, 2005 and 2004, net income was approximately $13.6 million and $13.0 million, respectively. Diluted EPS for the nine months ended September 30, 2005 was $0.69 versus $0.67, as compared to the same period in 2004.

"Our prudent approach to balance sheet management in a challenging interest rate environment generated returns on average assets and tangible equity of over 1.2% and 19%, respectively, for the quarter and nine months which are excellent under the circumstances," Anthony Abbate, President and CEO stated, "Our returns and balance sheet growth have been achieved without sacrificing our credit standards or stretching for yields on our securities portfolio. We are constantly seeking ways to enhance shareholder value through managed growth and being disciplined in controlling our operating expenses."

Commenting further on the Company's activities Mr. Abbate stated "We have extended our presence into Essex County with the completion of our acquisition of Franklin Bank. In addition, we have already identified three additional branch locations outside of Bergen County - one in each of Essex, Hudson and Passaic Counties in our effort to enhance our franchise. I am also delighted by our continued success in growing our commercial loans which continue to grow 26% on an annualized basis for the first nine months."

The Company declared a quarterly cash dividend of $0.09 per common share for the fourth quarter payable November 18, 2005. This dividend represents $0.36 per share on an annualized basis; an increase of 8.0% over the prior year.

Return on Average Assets and Equity

For the third quarter 2005 return on average stockholders' equity and return on average assets was 11.98% and 1.22% versus 12.90% and 1.31% respectively, for the third quarter in 2004. The change in return on equity and assets for the quarter was primarily a result of a decline in the net interest margin. The Company's return on average stockholders' equity was 11.84% as compared to 12.04% for the nine months ended September 30, 2005 and 2004, respectively. Return on average assets for the nine month period ended September 30, 2005 was 1.21% as compared to 1.24% for the same period in 2004.

Net Interest Income

For the third quarter of 2005 net interest income, on a taxable equivalent basis, increased $354 thousand, or 2.6%, from the same period in 2004. The net interest margin of 4.02% decreased 22 basis points as the average rate on deposits increased 82 basis points and as both the rate paid on and volume of borrowings increased. The increase in the borrowing costs were affected by $20 million of trust preferred securities issued by the Company's subsidiaries at an average rate of 6.10%. The trust preferred securities were issued as part of our overall liquidity and capital management plans and in support of our continued loan growth.

For the nine months ended September 30, 2005 net interest income, on a taxable equivalent basis, increased $2.0 million, or 5.1%, from the same period in 2004. The growth for nine months in 2005 as compared to 2004 was primarily attributed to an increase in the average balances of outstanding commercial loans and leases of $125.0 million, or 22.1%. The benefit in net interest income obtained from the increase in average loans outstanding was partially offset by a 11 basis point decline in the net interest margin to 4.07% for the nine months ended September 30, 2005. The margin was primarily affected by a 62 basis point increase in the cost of interest bearing deposits and as both the rate paid on and volume of borrowings increased.

Non-Interest Income

For the three and nine month periods ended September 30, 2005, non-interest income was $2.7 million and $7.3 million, as compared to $2.9 million and $8.1 million for the same periods in 2004, respectively. Service charges on deposits were $910 thousand and $2.7 million for the three and nine months ended September 30, 2005, respectively. Service charges on deposits declined for the third quarter, as compared to the same period in the prior year, primarily as result of less service charge opportunities. The decline in service charge opportunities was a result of fewer overdraft presentations and the increase in debit card usage, which reduced the opportunity for a customer to overdraw the account. Also affecting the three and nine month periods ended September 30, 2005, as compared to the same periods in the prior year, were a decrease in gains on sales of securities of $86 thousand and $588 thousand, respectively. Gains on sales of loans and leases were $498 thousand and $877 thousand for the three and nine month periods, respectively, increases of 82% and 116%. The increase in gains on sale or loans and leases was primarily a result of our SBA department, an area of strategic focus, which originated over 40 loans for the first nine months of 2005.


Non-Interest Expense

Non-interest expense for the third quarter in 2005 amounted to $9.2 million, a decline of $20 thousand, as compared to same quarter in 2004. The decline in non-interest expense for the three month period ended September 30, 2005 as compared to the same period in 2004 was primarily a result of a decline in "other" non-interest expense and advertising and promotion costs. For the nine-month period ended September 30, 2005, non-interest expense amounted to $27.6 million, an increase of $599 thousand, or 2.2%, as compared to the same period last year. The increases in salary and benefit and occupancy expenses for each reporting period was primarily a result an increase in personnel associated with the expansion of our commercial lending unit and the establishment of a credit administration function along with normal increases related to salaries and benefits. The expansion of the commercial lending and credit departments was part of our redesign of our overall commercial loan platform which streamlined processes and assisted in double digit commercial loan growth.

Total Loans

At September 30, 2005, total loans were approximately $1.0 billion, an increase of $115.2 million, or 16.4% annualized, as compared to December 31, 2004. The increase in loans was principally a result of growth in commercial loans. Growth occurred in each segment of our commercial loan portfolio as commercial mortgages, construction and commercial and financial loans expanded $55.4 million, $39.4 million and $27.1 million, respectively. Non-performing assets decreased 34.6% to $6.1 million at

September 30, 2005 as compared to $9.3 million at December 31, 2004. Non-performing assets represented 0.58% versus 0.99%, of the total loans and foreclosed and repossessed assets outstanding at the end of the respective periods. Net charge-offs to average loans and leases for the three and nine months ended September 30, 2005 on an annualized basis declined to 0.03% and 0.05% versus 0.13% for each of the same periods in the prior year, respectively. The Allowance for Loan and Lease Losses totaled $10.2 million at September 30, 2005, and represented 171.7% of non-performing loans and leases and 0.97% of total loans and leases.

Post-Earnings Conference Call

The Bank will hold a conference call on Thursday, October 27, 2005, at 10 a.m. (Eastern Time) to discuss the financial results for its third fiscal quarter ending September 30, 2005. This Web-cast can be accessed through the Bank's Web site, www.interchangebank.com or on the investor relations page, as well as the Web address www.companyboardroom.com. The replay will begin shortly after the completion of the live call and will be available for approximately two weeks.

About Interchange Financial Services Corporation

Headquartered in Saddle Brook, NJ, Interchange Financial Services Corporation (NASDAQ: IFCJ) wholly-owns Interchange Bank, one of Bergen County's largest independent commercial banks. A thought leader in the industry, the Bank was among the first to implement a broad range of innovative services, including 24-hour, 7-day-a-week online banking and bill paying services, online stock trading, and the ability to apply for a loan online with an instant credit decision. Mutual funds and annuities are offered through the Bank's investment services. With $1.6 billion in assets and 30 branches, the Bank focuses its efforts on the local communities from which it derives deposits and generates loans. Through Interchange Bank's subsidiary, Interchange Capital Company, L.L.C., cost effective equipment leasing solutions are available to small- and middle-market companies. For additional information, please visit the company's Web site at www.interchangebank.com.

In addition to discussing historical information, certain statements included in or incorporated into this report relate to the financial condition, results of operations and business of the Company which are not historical facts, but which are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. When used herein, the words "anticipate," "believe," "estimate," "expect," "will" and other similar expressions are generally intended to identify such forward-looking statements. Such statements are intended to be covered by the safe harbor provisions for forward-looking statements contained in such Act, and we are including this statement for purposes of invoking these safe harbor provisions. These forward-looking statements include, but are not limited to, statements about the operations of the Company, the adequacy of the Company's allowance for losses associated with the loan portfolio, the prospects of continued loan and deposit growth, and improved credit quality and other risks as discussed in reports we have filed with the SEC. The forward-looking statements in this report involve certain estimates or assumptions, known and unknown risks and uncertainties, many of which are beyond the control of the Company, and reflect what we currently anticipate will happen in each case. What actually happens could differ materially. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake - and specifically disclaims any obligation - to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

              INTERCHANGE FINANCIAL SERVICES CORPORATION
                   CONSOLIDATED FINANCIAL HIGHLIGHTS

CONSOLIDATED BALANCE SHEETS
(dollars in thousands)
                                        September    December
                                           30,          31,
                                          2005         2004    Change
                                       ----------- ----------- ------
                                       (unaudited) (unaudited)
                Assets
Cash and due from banks                   $34,643     $33,108    4.6 %
Interest earning deposits                       4           2  100.0
Federal funds sold                              -           -      -

Securities                                357,559     388,729   (8.0)
Loans and leases
    Commercial                            735,428     613,533   19.9
    Commercial Lease Financing             22,853      23,535   (2.9)
    Consumer                              291,051     297,113   (2.0)
                                       ----------- ----------- ------
                                        1,049,332     934,181   12.3
Allowance for loan and lease losses       (10,159)     (9,797)   3.7
                                       ----------- ----------- ------
Net loans                               1,039,173     924,384   12.4

Premises and equipment, net                16,301      17,713   (8.0)
Foreclosed real estate and other
 repossessed assets                           156         156      -
Bank Owned Life Insurance                  26,666      25,847    3.2
Goodwill and other intangible assets       59,234      59,612   (0.6)
Accrued interest receivable and other
 assets                                    18,204      14,590   24.8
                                       ----------- ----------- ------
     Total assets                      $1,551,940  $1,464,141    6.0
                                       =========== =========== ======

              Liabilities
Deposits                               $1,266,128  $1,246,138    1.6
Borrowings                                 97,455      59,001   65.2
Subordinated debentures                    20,620           -      -
Accrued interest payable and other
 liabilities                               10,260       8,847   16.0
                                       ----------- ----------- ------
     Total liabilities                  1,394,463   1,313,986    6.1
                                       ----------- ----------- ------

Total stockholders' equity                157,477     150,155    4.9
                                       ----------- ----------- ------
     Total liabilities and
      stockholders' equity             $1,551,940  $1,464,141    6.0
                                       =========== =========== ======

CONSOLIDATED INCOME STATEMENTS
(dollars in thousands)                       Three Months Ended
                                                  September
                                                     30,
                                       ------------------------------
                                          2005        2004     Change
                                       ----------- ----------- ------
                                       (unaudited) (unaudited)
Interest income:
Interest and fees on loans                $17,097     $13,877   23.2 %
Interest on federal funds sold                 17          33  (48.5)
Interest on interest earning deposits           -           -      -

Interest and dividends on securities:
     Taxable interest income                2,342       2,630  (11.0)
     Interest income exempt from
      federal income taxes                    545         303   79.9
     Dividends                                 59          33   78.8
                                       ----------- ----------- ------
     Total interest income                 20,060      16,876   18.9
                                       ----------- ----------- ------

Interest expense:
Interest on deposits                        5,265       3,085   70.7
Interest on borrowings                      1,091         331  229.6
                                       ----------- ----------- ------
     Total interest expense                 6,356       3,416   86.1
                                       ----------- ----------- ------

Net interest income                        13,704      13,460    1.8
Provision for loan and lease losses           300         300      -
                                       ----------- ----------- ------
Net interest income after provision for
 loan & lease losses                       13,404      13,160    1.9
                                       ----------- ----------- ------

Non-interest income:
Service fees on deposit accounts              910       1,001   (9.1)
Net gain on sale of securities                 77         163  (52.8)
Other                                       1,690       1,713   (1.3)
                                       ----------- ----------- ------
     Total non-interest income              2,677       2,877   (7.0)
                                       ----------- ----------- ------

Non-interest expense:
Salaries and benefits                       5,236       5,029    4.1
Net occupancy                               1,382       1,325    4.3
Furniture and equipment                       309         327   (5.5)
Advertising and promotion                     242         346  (30.1)
Other                                       2,078       2,240   (7.2)
                                       ----------- ----------- ------
     Total non-interest expense             9,247       9,267   (0.2)
                                       ----------- ----------- ------

Income before income taxes                  6,834       6,770    0.9
Income taxes                                2,158       2,109    2.3
                                       ----------- ----------- ------
     Net income                            $4,676      $4,661    0.3
                                       =========== =========== ======

Basic earnings per common share             $0.24       $0.24      -
Diluted earnings per common share           $0.24       $0.24      -


CONSOLIDATED INCOME STATEMENTS
(dollars in thousands)                        Nine Months Ended
                                                  September
                                                     30,
                                       ------------------------------
                                           2005       2004     Change
                                       ----------- ----------- ------
                                       (unaudited) (unaudited)
Interest income:
Interest and fees on loans                $47,907     $39,709   20.6 %
Interest on federal funds sold                 18          70  (74.3)
Interest on interest earning deposits           -           -      -

Interest and dividends on securities:
     Taxable interest income                7,464       7,841   (4.8)
     Interest income exempt from
      federal income taxes                  1,332         851   56.5
     Dividends                                196          74  164.9
                                       ----------- ----------- ------
     Total interest income                 56,917      48,545   17.2
                                       ----------- ----------- ------

Interest expense:
Interest on deposits                       13,782       8,672   58.9
Interest on borrowings                      2,382         943  152.6
                                       ----------- ----------- ------
     Total interest expense                16,164       9,615   68.1
                                       ----------- ----------- ------

Net interest income                        40,753      38,930    4.7
Provision for loan and lease losses           700         975  (28.2)
                                       ----------- ----------- ------
Net interest income after provision for
 loan & lease losses                       40,053      37,955    5.5
                                       ----------- ----------- ------

Non-interest income:
Service fees on deposit accounts            2,682       2,778   (3.5)
Net gain on sale of securities                394         982  (59.9)
Other                                       4,271       4,324   (1.2)
                                       ----------- ----------- ------
     Total non-interest income              7,347       8,084   (9.1)
                                       ----------- ----------- ------

Non-interest expense:
Salaries and benefits                      15,145      14,541    4.2
Net occupancy                               4,188       3,977    5.3
Furniture and equipment                       940         987   (4.8)
Advertising and promotion                   1,060       1,209  (12.3)
Other                                       6,248       6,268   (0.3)
                                       ----------- ----------- ------
     Total non-interest expense            27,581      26,982    2.2
                                       ----------- ----------- ------

Income before income taxes                 19,819      19,057    4.0
Income taxes                                6,208       6,055    2.5
                                       ----------- ----------- ------
     Net income                           $13,611     $13,002    4.7
                                       =========== =========== ======

Basic earnings per common share             $0.71       $0.68    4.4
Diluted earnings per common share           $0.69       $0.67    3.0



Analysis of Net Interest Income
for the quarter ended September 30,
(dollars in thousands)                                2005
(unaudited)                             -----------------------------
                                          Average             Average
                                          Balance    Interest  Rate
                                       ------------- -------- -------
                Assets
Interest earning assets:
Loans(1)                                 $1,026,631  $17,120    6.67 %
Taxable securities(4)                       299,663    2,401    3.20
Tax-exempt securities(2)(4)                  64,078      809    5.05
Interest earning deposits                         4        -       -
Federal funds sold                            1,964       17    3.46
                                       ------------- -------- -------
     Total interest-earning assets        1,392,340   20,347    5.85
                                                     --------

Non-interest earning assets:
Cash and due from banks                      36,446
Allowance for loan and lease losses         (10,113)
Other assets                                116,003
                                       -------------
     Total assets                        $1,534,676
                                       =============

    Liabilities and stockholders' equity
Interest-bearing liabilities
Interest bearing deposits                $1,009,488    5,265    2.09
Borrowings and subordinated debentures      111,292    1,091    3.92
                                       ------------- -------- -------
     Total interest-bearing liabilities   1,120,780    6,356    2.27
                                                     --------

Non-interest bearing liabilities
Demand deposits                             246,923
Other liabilities                            10,867
                                       -------------
     Total liabilities(3)                 1,378,570
Stockholders' equity                        156,106
                                       -------------
     Total liabilities and
      stockholders' equity               $1,534,676
                                       =============

Net interest income (tax-equivalent basis)            13,991    3.58
Tax-equivalent basis adjustment                         (287)
                                                     --------
     Net interest income                             $13,704
                                                     ========

Net interest income as a percent of
 interest-earning assets
 (tax-equivalent basis)                                         4.02 %



Analysis of Net Interest Income
for the quarter ended September 30,
(dollars in thousands)                               2004
(unaudited)                             -----------------------------
                                         Average              Average
                                         Balance    Interest   Rate
                                       ----------- ---------- -------
                Assets
Interest earning assets:
Loans(1)                                 $903,113    $13,913    6.16 %
Taxable securities(4)                     346,836      2,663    3.07
Tax-exempt securities(2)(4)                26,930        444    6.59
Interest earning deposits                      12          -       -
Federal funds sold                          8,899         33    1.48
                                       ----------- ---------- -------
     Total interest-earning assets      1,285,790     17,053    5.31
                                                   ----------

Non-interest earning assets:
Cash and due from banks                    36,837
Allowance for loan and lease losses        (9,981)
Other assets                              114,422
                                       -----------
     Total assets                      $1,427,068
                                       ===========

    Liabilities and stockholders' equity
Interest-bearing liabilities
Interest bearing deposits                $969,217      3,085    1.27
Borrowings and subordinated debentures     61,043        331    2.17

                                       ----------- ---------- -------
     Total interest-bearing
      liabilities                       1,030,260      3,416    1.33
                                                   ----------

Non-interest bearing liabilities
Demand deposits                           235,869
Other liabilities                          16,427
                                       -----------
     Total liabilities(3)               1,282,556
Stockholders' equity                      144,512
                                       -----------
     Total liabilities and
      stockholders' equity             $1,427,068
                                       ===========

Net interest income (tax-equivalent basis)            13,637    3.98
Tax-equivalent basis adjustment                         (177)
                                                   ----------
     Net interest income                             $13,460
                                                   ==========

Net interest income as a percent of
   interest-earning assets

(tax-equivalent basis)                                          4.24 %


(1) Nonaccrual loans and any related interest recorded have been included in computing the average rate earned on the loan portfolio. When applicable, tax exempt loans are computed on a fully taxable equivalent basis using the corporate federal tax rate of 34%.
(2) Computed on a fully taxable equivalent basis using the corporate federal tax rate of 34%.
(3) All deposits are in domestic bank offices.
(4) The average balances are based on historical cost and do not reflect unrealized gains or losses.



Analysis of Net Interest Income
for the nine months ended September 30,
(dollars in thousands)                                2005
(unaudited)                            -------------------------------
                                         Average              Average
                                         Balance    Interest   Rate
                                       ----------- ---------- -------
                Assets
Interest earning assets
Loans(1)                                 $988,490    $47,982    6.47 %
Taxable securities(4)                     319,940      7,660    3.19
Tax-exempt securities(2)(4)                50,413      1,963    5.19
Interest earning deposits                       3          -       -

Federal funds sold                            714         18    3.36
                                       ----------- ---------- -------
     Total interest-earning assets      1,359,560     57,623    5.65
                                                   ----------

Non-interest earning assets
Cash and due from banks                    36,145
Allowance for loan and lease losses        (9,994)
Other assets                              115,561
                                       -----------
     Total assets                      $1,501,272
                                       ===========

 Liabilities and stockholders' equity
Interest-bearing liabilities
Interest bearing deposits              $1,001,073     13,782    1.84
Borrowings and subordinated debentures     93,071      2,382    3.41
                                       ----------- ---------- -------
     Total interest-bearing liabilities 1,094,144     16,164    1.97
                                                   ----------

Non-interest bearing liabilities
Demand deposits                           243,574
Other liabilities                          10,253
                                       -----------
     Total liabilities(3)               1,347,971
Stockholders' equity                      153,301
                                       -----------
     Total liabilities and
      stockholders' equity             $1,501,272
                                       ===========

Net interest income (tax-equivalent basis)            41,459    3.68
Tax-equivalent basis adjustment                         (706)
                                                   ----------
     Net interest income                             $40,753
                                                   ==========

Net interest income as a percent of interest-earning assets
 (tax-equivalent basis)                                         4.07 %




Analysis of Net Interest Income
for the nine months ended September 30,
(dollars in thousands)                               2004
(unaudited)                            ----------- ---------- --------
                                         Average              Average
                                         Balance    Interest   Rate
                                       ----------- ---------- --------
                Assets
Interest earning assets
Loans(1)                                 $851,936    $39,821    6.23 %

Taxable securities(4)                     371,774      7,915    2.84
Tax-exempt securities(2)(4)                24,964      1,238    6.61
Interest earning deposits                      10          -       -
Federal funds sold                          8,088         70    1.15
                                       ----------- ---------- -------
     Total interest-earning assets      1,256,772     49,044    5.20
                                                   ----------

Non-interest earning assets
Cash and due from banks                    36,239
Allowance for loan and lease losses        (9,812)
Other assets                              117,245
                                       -----------
     Total assets                      $1,400,444
                                       ===========

 Liabilities and stockholders' equity
Interest-bearing liabilities
Interest bearing deposits                $949,929      8,672    1.22
Borrowings and subordinated debentures     60,426        943    2.08
                                       ----------- ---------- -------
    Total interest-bearing liabilities $1,010,355      9,615    1.27
                                                   ----------

Non-interest bearing liabilities
Demand deposits                           230,919
Other liabilities                          15,194
                                       -----------
     Total liabilities(3)               1,256,468
Stockholders' equity                      143,976
                                       -----------
     Total liabilities and
      stockholders' equity             $1,400,444
                                       ===========

Net interest income (tax-equivalent basis)            39,429    3.93
Tax-equivalent basis adjustment                         (499)
                                                   ----------
     Net interest income                              38,930
                                                   ==========

Net interest income as a percent of
 interest-earning assets (tax-equivalent basis)                 4.18 %

(1) Nonaccrual loans and any related interest recorded have been included in computing the average rate earned on the loan portfolio. When applicable, tax exempt loans are computed on a fully taxable equivalent basis using the corporate federal tax rate of 34%.
(2) Computed on a fully taxable equivalent basis using the corporate federal tax rate of 34%.
(3) All deposits are in domestic bank offices.
(4) The average balances are based on historical cost and do not reflect unrealized gains or losses.

STATEMENT OF CONDITION - SELECTED DATA (Period Ending)

                                      September 30,  June 30,  3 month
                                          2005        2005     Change
                                       ----------- ----------- ------
                                       (unaudited) (unaudited)

Loans                                  $1,049,332  $1,019,987    2.9 %
Securities                                357,559     361,217   (1.0)
Earning assets                          1,406,895   1,381,206    1.9
Total Assets                            1,551,940   1,527,772    1.6
Deposits                                1,266,128   1,258,154    0.6
Borrowings                                 97,455      83,133   17.2
Subordinated debentures                    20,620      20,620      -
Shareholders' equity                      157,477     155,190    1.5

Leverage ratio                               8.21 %      8.21 %
Risk weighted ratios:
     Tier 1                                 11.01       11.10
     Total                                  11.93       12.03


                                                Quarter Ended
                                                September 30, 12 month
                                                     2004     Change
                                                  ----------- ------
                                                   (unaudited)

Loans                                                $927,154   13.2 %
Securities                                            372,757   (4.1)
Earning assets                                      1,317,213    6.8
Total Assets                                        1,461,234    6.2
Deposits                                            1,245,314    1.7
Borrowings                                             53,756   81.3
Subordinated debentures                                     -    n/a
Shareholders' equity                                  147,777    6.6

Leverage ratio                                           6.43 %
Risk weighted ratios:
     Tier 1                                              9.07
     Total                                              10.09

Asset quality

                                                Quarter ended
                                       -------------------------------
                                     September 30,  June 30,  3 month
                                          2005        2005     Change
                                       ----------- ----------- ------
                                      (unaudited) (unaudited)

Net charge offs                               $87        $156  (44.2)%

Loan loss allowance                       (10,159)     (9,945)   2.2

Nonperforming loans                        $5,917      $6,276   (5.7)
Foreclosed real estate & other
 repossessed assets                           156         154    1.3
                                       ----------- ----------- ------
     Total Nonperforming assets ("NPA")    $6,073      $6,430   (5.6)
                                       =========== =========== ======

Ratio's
-------
Net charge offs as % of average loans
 (annualized)                                0.03 %      0.06 %
Loan loss allowance as % of period-end loans 0.97        0.98
Loan loss allowance as % of
 nonperforming loans                        171.7       158.5
NPA's as a percent of loans +
 foreclosed assets                           0.58        0.63



                                                September 30, 12 month
                                                        2004   Change
                                                   ----------- ------
                                                  (unaudited)
Asset quality


Net charge offs                                          $291  (70.1)%
Loan loss allowance                                    (9,797)   3.7

Nonperforming loans                                    $9,373  (36.9)
Foreclosed real estate & other repossessed assets         246  (36.6)
                                                   ----------- ------
     Total Nonperforming assets ("NPA")                $9,619  (36.9)
                                                   =========== ======

Ratio's
-------
Net charge offs as % of average loans (annualized)       0.13 %
Loan loss allowance as % of period-end loans             1.06
Loan loss allowance as % of nonperforming loans         104.5
NPA's as a percent of loans + foreclosed assets          1.04


                                              Nine Months Ended
                                       -------------------------------
                                        September  September
                                            30,        30,    12 month
                                           2005       2004     Change
                                       ----------- ----------- ------
Net charge offs                              $338       $819   -$481
Net charge offs as % of average loans
 (annualized)                                0.05 %     0.13 % (0.08)%

PROFITABILITY
(dollars in thousands, except per share data)

                                                 Quarter ended
                                       -------------------------------
                                       September 30, June 30,  3 month
                                           2005        2005     Change
                                       ----------- ----------- -------
                                       (unaudited) (unaudited)
Net interest income (taxable
 equivalent)                              $13,991     $13,742    1.8 %
Provision for loan and lease losses           300         225   33.3
Net gain on sale of securities                 77         250  (69.2)
Non-interest income, excluding net gain
 on sale of securities                      2,600       2,226   16.8
Non-interest expense                        9,247       9,180    0.7
Net income                                 $4,676      $4,515    3.6

Return on average assets                     1.22 %      1.20 %
Return on average equity                    11.98       11.83
Return on average tangible equity           19.32       19.36
Net interest margin                          4.02        4.05

Basic earnings per common share(1)          $0.24       $0.24      - %
Diluted earnings per common share(1)         0.24        0.23    4.3
Dividends declared per common share(1)      0.090       0.090      -
Book value per common share - end of
 period(1)                                  $8.22       $8.12    1.2

Shares outstanding - end of period(1) 19,162 19,158 0.0 Weighted average shares outstanding(1)
     Basic(1)                              19,160      19,153    0.0
     Diluted(1)                            19,607      19,597    0.1


(1) Adjusted for 3 for 2 stock split declared on January 18, 2005 payable on February 18, 2005


PROFITABILITY
(dollars in thousands, except per share data)
                                                  Quarter ended
                                            --------------------------
                                            September 30,  12 month
                                                 2004       Change
                                             -----------  ----------
                                             (unaudited)
Net interest income (taxable equivalent)        $13,637         2.6  %
Provision for loan and lease losses                 300           -
Net gain on sale of securities                      163       (52.8)
Non-interest income, excluding net gain on
 sale of securities                               2,714        (4.2)
Non-interest expense                              9,267        (0.2)

Net income                                       $4,661         0.3

Return on average assets                           1.31  %
Return on average equity                          12.90
Return on average tangible equity                 22.01
Net interest margin                                4.24

Basic earnings per common share(1)                $0.24           -  %
Diluted earnings per common share(1)               0.24           -
Dividends declared per common share(1)            0.083         8.4
Book value per common share - end of period(1)    $7.73         6.3

Shares outstanding - end of period(1)            19,118         0.2
Weighted average shares outstanding(1)
     Basic(1)                                    19,116         0.2
     Diluted(1)                                  19,464         0.7

(1) Adjusted for 3 for 2 stock split declared on January 18, 2005 payable on February 18, 2005


                                              Nine Months Ended
                                       -------------------------------
                                   September 30, September 30, 12 month
                                         2005         2004     Change
                                       ----------- ----------- ------
                                       (unaudited) (unaudited)

Net interest income (taxable equivalent)  $41,459     $39,429    5.1 %
Provision for loan and lease losses           700         975  (28.2)
Net gain on sale of securities                394         982  (59.9)
Non-interest income, excluding net gain
 on sale of securities                      6,953       7,102   (2.1)
Non-interest expenses                      27,581      26,982    2.2
Net income                                $13,611     $13,002    4.7

Return on average assets                     1.21 %      1.24 %
Return on average equity                    11.84       12.04
Return on average tangible equity           19.33       20.53
Net interest margin                          4.07        4.18

Basic earnings per common share(1)          $0.71       $0.68    4.4 %
Diluted earnings per common share(1)         0.69        0.67    3.0
Dividends declared per common share(1)       0.27        0.25    8.0
Book value per common share - end of
 period(1)                                  $8.22       $7.73    6.3

Shares outstanding - end of period(1) 19,162 19,118 0.2 Weighted average shares outstanding(1)
     Basic(1)                              19,149      19,126    0.1
     Diluted(1)                            19,585      19,473    0.6

(1) Adjusted for 3 for 2 stock split declared on January 18, 2005 payable on February 18, 2005

CONTACT: Keating & Co.
         Vicki Banner, 973-400-5405
         vbanner@keatingco.com